  EXHIBIT 99.1

PEDEVCO Corp.

575 N. Dairy Ashford, Energy Center II, Suite 210

Houston, Texas 77079

T: (713) 221-1768

PEDEVCO TO PARTICIPATE IN THE 34th ANNUAL ROTH CONFERENCE

HOUSTON, TX., March 7, 2022 — PEDEVCO Corp. (NYSE American: PED) (“PEDEVCO”) today announced that the Company is scheduled to participate in the 34th Annual Roth Conference to be held in Dana Point, California on March 13-15, 2022.  J. Douglas Schick, President of the Company, will host one-on-one meetings with investors during the Conference. An updated investor deck prepared in conjunction with the Conference will be posted on the Company’s web site, www.pedevco.com on Monday, March 7, 2022.

About PEDEVCO

PEDEVCO Corp. (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. PEDEVCO’s principal assets are its San Andres Asset located in the Northwest Shelf of the Permian Basin in eastern New Mexico, and its Denver-Julesberg (“D-J”) Basin Asset located in the D-J Basin in Weld and Morgan Counties, Colorado. PEDEVCO is headquartered in Houston, Texas. More information about PEDEVCO can be found at www.pedevco.com.

CONTACT:

PEDEVCO Corp.

(713) 221-1768